RESTRUCTURING AGREEMENT

Between

Ethan Marcus Corporation and
Alentus Corporation (formerly Enacten Corporation)
the "Parties"

This **RESTRUCTURING AGREEMENT** (the "Agreement"), dated as of February 28, 2011, is entered into between **ALENTUS CORPORATION** (formerly Enacten), a Nevada corporation having an office at 3050 Rainbow Ave, Pahrump, NV 89048 (the "Borrower"), and **ETHAN MARCUS CORPORATION,** an Alberta (CA) corporation, having an office at 60 Deane Crescent, St. Albert, Alberta T8N 5A1 Canada and **JONATHAN RITTER**, an individual resident in the City of St. Albert, in the Province of Alberta, (collectively, the "Lender").

WHEREAS, the Borrower and the Lender are parties to a subordinate promissory note (the "Promissory Note") dated November 13, 2007 in the amount of CAD $746,912; and

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

1. **Promissory Note Term Changes**. Borrower and Lender agree to modify the terms of the Promissory Note as follows:

a. The principal amount of the Promissory Note shall be CAD $566,912 after giving effect to set-offs mutually agreed by the Parties, and as provided in the Stock Purchase Agreement between the Parties dated Nov 13, 2007.

b. Interest rate will be adjusted, as of March 1, 2011, from the original ten percent [10%] per annum to four percent [4%] per annum.

c. The total accumulated interest due as of March 1, 2011 is CAD $187,003; calculated with (10% interest rate divided by 365 days per year times 1204 days). The total amount outstanding, principal plus accrued interest, is therefore CAD $753,915.

d. The Parties agree to a payment schedule for the total amount outstanding of CAD $753,915 as follows: The repayment terms shall be interest only payments in arrears for 24 months, followed by a standard five year payoff amortization schedule. The first payment therefore is due on April 1, 2011. See Schedule A for expected payments.

e. The Borrower may prepay the loan in whole or in part at any time without penalty or fee.

f. Penalty for Non-Payment. In the event the Borrower fails to make payments of either interest or principal on a respective due date, and the Borrower does not cure the non-payment condition within ten business days after written notice by the Lender, the modified loan terms contained in this Agreement shall be considered null and void and the full terms of the original Promissory Note of November 13, 2007, including all principal and accrued interest amounts to date and upheld by the terms of the Arbitrator's Final Award of January 18, 2010, shall apply. If the terms of this Agreement are so voided, any payments made by the Borrower under this Agreement shall be applied and accepted as payments against the original Promissory Note terms.

g. The Borrower agrees to provide, on execution of this Agreement, the first six months payments to the Lender via six (6) post-dated checks, dated the fifteenth day of each month starting with Mar 15, 2011 and in the amount of the monthly payments outlined in Schedule A.

All other Promissory Note terms remain as they are currently stated in the Promissory Note.

Lender Initials ______ Borrower Initials ______

2. **Subordination Agreement Terms Change**. The Borrower shall make all monthly interest and principal payments due on the Promissory Note in accordance with Section 1 so long as either one of the following conditions is true.

a. The Borrower's top line revenue, as reported in the Borrower's securities exchange filings, exceeds USD $1.4 million in the fiscal quarter preceding each monthly due date of the agreed upon payments AND the Borrower's senior debt is being serviced, kept current and not in default.

b. The senior debt is repaid in full

The Borrower agrees and states it to be emphatically true that permission has been obtained from the Borrower's senior lender to waive the requirement to repay the senior debt in full before servicing the updated Promissory Note with the Lender as outlined in this Agreement.

With the exception of the terms agreed upon in Section 1, Section 2 and Schedule A of this Agreement, which shall supercede conflicting terms, all other subordination terms remain as they are currently stated in the Subordination Agreement between the Parties and Stillwater Asset Backed Fund LLC dated Nov 13, 2007.

3. **Representations and Warranties**. The Borrower and Lender each represents and warrants to the other Party that they have the requisite power, authority and legal right to execute, deliver and perform its obligations under this Agreement and each has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement;

4. **Counterparts**. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

5. **Governing Law**. This Agreement shall be construed in accordance with and governed by the laws of the State of California (other than the conflicts of laws principles thereof).

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ALENTUS CORPORATION

By: William King

Name: William King

Title: CEO

ETHAN MARCUS CORPORATION

By: J. Ritter

Name: Jonathan Ritter

Title: CEO

Schedule A. Expected Payment Table *Interest Only Period*

	Payment Date	Payment			Outstanding Balance
		Total	Principal	Interest	
	Opening				$753,915.00
1	1-Apr-11	$2,513.05	$0.00	$2,513.05	$753,915.00
2	1-May-11	$2,513.05	$0.00	$2,513.05	$753,915.00
3	1-Jun-11	$2,513.05	$0.00	$2,513.05	$753,915.00
4	1-Jul-11	$2,513.05	$0.00	$2,513.05	$753,915.00
5	1-Aug-11	$2,513.05	$0.00	$2,513.05	$753,915.00
6	1-Sep-11	$2,513.05	$0.00	$2,513.05	$753,915.00
7	1-Oct-11	$2,513.05	$0.00	$2,513.05	$753,915.00
8	1-Nov-11	$2,513.05	$0.00	$2,513.05	$753,915.00
9	1-Dec-11	$2,513.05	$0.00	$2,513.05	$753,915.00
10	1-Jan-12	$2,513.05	$0.00	$2,513.05	$753,915.00
11	1-Feb-12	$2,513.05	$0.00	$2,513.05	$753,915.00
12	1-Mar-12	$2,513.05	$0.00	$2,513.05	$753,915.00
13	1-Apr-12	$2,513.05	$0.00	$2,513.05	$753,915.00
14	1-May-12	$2,513.05	$0.00	$2,513.05	$753,915.00
15	1-Jun-12	$2,513.05	$0.00	$2,513.05	$753,915.00
16	1-Jul-12	$2,513.05	$0.00	$2,513.05	$753,915.00
17	1-Aug-12	$2,513.05	$0.00	$2,513.05	$753,915.00
18	1-Sep-12	$2,513.05	$0.00	$2,513.05	$753,915.00
19	1-Oct-12	$2,513.05	$0.00	$2,513.05	$753,915.00
20	1-Nov-12	$2,513.05	$0.00	$2,513.05	$753,915.00
21	1-Dec-12	$2,513.05	$0.00	$2,513.05	$753,915.00
22	1-Jan-13	$2,513.05	$0.00	$2,513.05	$753,915.00
23	1-Feb-13	$2,513.05	$0.00	$2,513.05	$753,915.00
24	1-Mar-13	$2,513.05	$0.00	$2,513.05	$753,915.00
	TOTALS	$60,313.20	$0.00	$60,313.20	

Schedule A. Expected Payment Table *Amortization Period*

	Payment Date	Payment Total	Payment Principal	Payment Interest	Outstanding Balance
	Opening				$753,915.00
1	1-Apr-13	$13,884.49	$11,371.44	$2,513.05	$742,543.56
2	1-May-13	$13,884.49	$11,409.35	$2,475.15	$731,134.21
3	1-Jun-13	$13,884.49	$11,447.38	$2,437.11	$719,686.83
4	1-Jul-13	$13,884.49	$11,485.54	$2,398.96	$708,201.30
5	1-Aug-13	$13,884.49	$11,523.82	$2,360.67	$696,677.48
6	1-Sep-13	$13,884.49	$11,562.23	$2,322.26	$685,115.24
7	1-Oct-13	$13,884.49	$11,600.77	$2,283.72	$673,514.47
8	1-Nov-13	$13,884.49	$11,639.44	$2,245.05	$661,875.02
9	1-Dec-13	$13,884.49	$11,678.24	$2,206.25	$650,196.78
10	1-Jan-14	$13,884.49	$11,717.17	$2,167.32	$638,479.61
11	1-Feb-14	$13,884.49	$11,756.23	$2,128.27	$626,723.38
12	1-Mar-14	$13,884.49	$11,795.41	$2,089.08	$614,927.97
13	1-Apr-14	$13,884.49	$11,834.73	$2,049.76	$603,093.24
14	1-May-14	$13,884.49	$11,874.18	$2,010.31	$591,219.06
15	1-Jun-14	$13,884.49	$11,913.76	$1,970.73	$579,305.29
16	1-Jul-14	$13,884.49	$11,953.47	$1,931.02	$567,351.82
17	1-Aug-14	$13,884.49	$11,993.32	$1,891.17	$555,358.50
18	1-Sep-14	$13,884.49	$12,033.30	$1,851.19	$543,325.20
19	1-Oct-14	$13,884.49	$12,073.41	$1,811.08	$531,251.79
20	1-Nov-14	$13,884.49	$12,113.65	$1,770.84	$519,138.14
21	1-Dec-14	$13,884.49	$12,154.03	$1,730.46	$506,984.11
22	1-Jan-15	$13,884.49	$12,194.55	$1,689.95	$494,789.56
23	1-Feb-15	$13,884.49	$12,235.19	$1,649.30	$482,554.37
24	1-Mar-15	$13,884.49	$12,275.98	$1,608.51	$470,278.39
25	1-Apr-15	$13,884.49	$12,316.90	$1,567.59	$457,961.50
26	1-May-15	$13,884.49	$12,357.95	$1,526.54	$445,603.54
27	1-Jun-15	$13,884.49	$12,399.15	$1,485.35	$433,204.39
28	1-Jul-15	$13,884.49	$12,440.48	$1,444.01	$420,763.92
29	1-Aug-15	$13,884.49	$12,481.95	$1,402.55	$408,281.97
30	1-Sep-15	$13,884.49	$12,523.55	$1,360.94	$395,758.42
31	1-Oct-15	$13,884.49	$12,565.30	$1,319.19	$383,193.12
32	1-Nov-15	$13,884.49	$12,607.18	$1,277.31	$370,585.94
33	1-Dec-15	$13,884.49	$12,649.21	$1,235.29	$357,936.73
34	1-Jan-16	$13,884.49	$12,691.37	$1,193.12	$345,245.36
35	1-Feb-16	$13,884.49	$12,733.67	$1,150.82	$332,511.69
36	1-Mar-16	$13,884.49	$12,776.12	$1,108.37	$319,735.57
37	1-Apr-16	$13,884.49	$12,818.71	$1,065.79	$306,916.86
38	1-May-16	$13,884.49	$12,861.44	$1,023.06	$294,055.43
39	1-Jun-16	$13,884.49	$12,904.31	$980.18	$281,151.12
40	1-Jul-16	$13,884.49	$12,947.32	$937.17	$268,203.80
41	1-Aug-16	$13,884.49	$12,990.48	$894.01	$255,213.32
42	1-Sep-16	$13,884.49	$13,033.78	$850.71	$242,179.54
43	1-Oct-16	$13,884.49	$13,077.23	$807.27	$229,102.31
44	1-Nov-16	$13,884.49	$13,120.82	$763.67	$215,981.49
45	1-Dec-16	$13,884.49	$13,164.55	$719.94	$202,816.94
46	1-Jan-17	$13,884.49	$13,208.44	$676.06	$189,608.50
47	1-Feb-17	$13,884.49	$13,252.46	$632.03	$176,356.04
48	1-Mar-17	$13,884.49	$13,296.64	$587.85	$163,059.40
49	1-Apr-17	$13,884.49	$13,340.96	$543.53	$149,718.44
50	1-May-17	$13,884.49	$13,385.43	$499.06	$136,333.01
51	1-Jun-17	$13,884.49	$13,430.05	$454.44	$122,902.96
52	1-Jul-17	$13,884.49	$13,474.82	$409.68	$109,428.14
53	1-Aug-17	$13,884.49	$13,519.73	$364.76	$95,908.41
54	1-Sep-17	$13,884.49	$13,564.80	$319.69	$82,343.61
55	1-Oct-17	$13,884.49	$13,610.01	$274.48	$68,733.60
56	1-Nov-17	$13,884.49	$13,655.38	$229.11	$55,078.22
57	1-Dec-17	$13,884.49	$13,700.90	$183.59	$41,377.32
58	1-Jan-18	$13,884.49	$13,746.57	$137.92	$27,630.75
59	1-Feb-18	$13,884.49	$13,792.39	$92.10	$13,838.36
60	1-Mar-18	$13,884.49	$13,838.36	$46.13	$0.00
	TOTALS	$833,069.53	$753,915.00	$79,154.53	